HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2016
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks. These factors are not inclusive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016, as amended by the Form 10-K/A filed with the Securities and Exchange Commission on December 23, 2016 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter
Managing General Partner, Clarity Partners L.P.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer and Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye		Elva Hernandez
SVP, Pacific Northwest		VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O'Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Tom Catherwood	Richard Anderson	Blaine Heck
BTIG	Mizuho Securities	Wells Fargo Securities
(212) 738-6140	(212) 205-8445	(443) 263-6516

David Rodgers		Vikram Malhotra
Robert W. Baird & Company		Morgan Stanley
(216) 737-7341		(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Anita Ogbara
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-5077

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Number of office properties owned	54	52	51	53	54
Office properties square feet(1)	14,084,405	13,714,851	13,214,376	13,480,616	14,034,944
Stabilized office properties leased rate as of end of period(2)	96.4%	96.5%	96.5%	95.8%	95.3%
In-Service office properties leased rate as of end of period(3)	91.2%	90.7%	91.1%	90.7%	90.1%
Number of Media & Entertainment properties owned	2	2	2	2	2
Media & Entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Media & Entertainment occupied rate as of end of period(4)	89.1%	87.1%	85.3%	81.6%	78.5%
Number of land assets owned	7	8	8	8	8
Land assets square feet(5)	2,539,562	2,638,875	2,638,875	2,638,875	2,638,875
Market capitalization (in thousands):
Total debt(6)	$2,707,839	$2,427,440	$2,358,029	$2,097,539	$2,278,445
Series A Preferred Units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(7)	$5,149,111	$4,861,070	$4,300,917	$4,249,186	$4,116,264
Total market capitalization	$7,867,127	$7,298,687	$6,669,123	$6,356,902	$6,404,886
Debt/total market capitalization	34.4%	33.3%	35.4%	33.0%	35.6%
Series A preferred units & debt/total market capitalization	34.5%	33.4%	35.5%	33.2%	35.7%
Common stock data (NYSE:HPP):
Range of closing prices(8)	$ 31.99 - 35.27	$ 34.33 - 29.03	$ 30.05 - 27.16	$ 22.97 - 29.35	$ 27.40 - 30.97
Closing price at quarter end	$34.78	$32.87	$29.18	$28.92	$28.14
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	146,955	146,793	146,399	145,894	145,946
Shares of common stock\units outstanding at end of period (in thousands)(10)	148,048	147,888	147,393	146,522	146,278
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held-for-sale, and land properties described on pages 16, 18 and 19.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 15 and 16.

(4)	Percent occupied for Media and Entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes unamortized non-cash loan premium and deferred financing costs. The full amount of debts related to the Pinnacle I & II joint venture and Hill7 joint venture is included.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stocks/units outstanding for the three-month periods ending December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015 includes an estimate for dilution impact of stock grants to our executives under our 2013, 2014, 2015 and 2016 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2013/2014/2015/2016 OPP stock grants and one-time retention award grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding include the estimated Dilutive 2013/2014/2015/2016 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

Consolidated Balance Sheets
(Unaudited, $ in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS
Investment in real estate, net	$6,050,933	$5,359,600
Cash and cash equivalents	83,015	53,551
Restricted cash	25,177	18,010
Accounts receivable, net	6,852	20,996
Notes receivable, net	—	28,684
Straight-line rent receivables, net	87,281	58,783
Deferred leasing costs and lease intangible assets, net	310,062	312,930
Derivative assets	5,935	2,061
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	27,153	27,156
Investment in unconsolidated entities	37,228	—
Assets associated with real estate held for sale	36,608	363,510
TOTAL ASSETS	$6,678,998	$6,254,035
LIABILITIES AND EQUITY
Notes payable, net	$2,688,010	$2,260,716
Accounts payable and accrued liabilities	120,572	81,658
Lease intangible liabilities, net	80,130	94,395
Security deposits	31,495	20,363
Prepaid rent	40,755	38,104
Derivative liabilities	1,303	2,010
Liabilities associated with real estate held for sale	3,806	17,575
TOTAL LIABILITIES	2,966,071	2,514,821
6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177
EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 136,492,235 shares and 89,153,780 shares outstanding at December 31, 2016 and 2015, respectively.	1,364	891
Additional paid-in capital	3,109,394	1,710,979
Accumulated other comprehensive income (loss)	9,496	(1,081)
Accumulated deficit	(16,971)	(44,955)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,103,283	1,665,834
Non-controlling interest—members in consolidated entities	304,608	262,625
Non-controlling interest—units in the operating partnership	294,859	1,800,578
TOTAL EQUITY	3,702,750	3,729,037
TOTAL LIABILITIES AND EQUITY	$6,678,998	$6,254,035

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, $ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,

	2016	2015	2016	2015
REVENUES
Office
Rental	$128,763	$118,222	$486,956	$394,543
Tenant recoveries	19,893	22,345	84,386	66,235
Parking and other	5,791	3,328	21,894	20,940
Total office revenues	154,447	143,895	593,236	481,718
Media & Entertainment
Rental	6,850	6,125	26,837	23,027
Tenant recoveries	1,229	238	1,884	943
Other property-related revenue	4,596	4,324	17,380	14,849
Other	76	69	302	313
Total Media & Entertainment revenues	12,751	10,756	46,403	39,132
TOTAL REVENUES	167,198	154,651	639,639	520,850
OPERATING EXPENSES
Office operating expenses	52,166	50,767	202,935	166,131
Media & Entertainment operating expenses	7,064	6,372	25,810	23,726
General and administrative	13,926	9,583	52,400	38,534
Depreciation and amortization	67,197	74,126	269,087	245,071
TOTAL OPERATING EXPENSES	140,353	140,848	550,232	473,462
INCOME FROM OPERATIONS	26,845	13,803	89,407	47,388
OTHER EXPENSE (INCOME)
Interest expense	21,269	16,600	76,044	50,667
Interest income	(44)	(6)	(260)	(124)
Unrealized (gain) loss on ineffective portion of derivative instruments	(194)	—	1,436	—
Acquisition-related (expense reimbursements) expenses	—	(106)	376	43,336
Other (income) expense	(842)	60	(1,558)	62
TOTAL OTHER EXPENSES	20,189	16,548	76,038	93,941
INCOME (LOSS) BEFORE GAINS ON SALES	6,656	(2,745)	13,369	(46,553)
Gains on sales	21,874	—	30,389	30,471
NET INCOME (LOSS)	28,530	(2,745)	43,758	(16,082)
Net income attributable to preferred stock	(159)	(2,520)	(636)	(12,105)
Original issuance costs of redeemed Series B preferred stock	—	(5,970)	—	(5,970)
Net income attributable to participating securities	(177)	(127)	(766)	(356)
Net (income) loss attributable to non-controlling interest in consolidated entities	(2,424)	815	(9,290)	(3,853)
Net (income) loss attributable to common units in the operating partnership	(3,491)	4,087	(5,848)	21,969
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$22,279	$(6,460)	$27,218	$(16,397)
Basic and diluted per share amounts:
Net income (loss) attributable to common stockholders—basic	$0.18	$(0.07)	$0.26	$(0.19)
Net income (loss) attributable to common stockholders—diluted	$0.18	$(0.07)	$0.25	$(0.19)
Weighted average shares of common stock outstanding—basic	125,994,815	88,990,612	106,188,902	85,927,216
Weighted average shares of common stock outstanding—diluted	127,212,815	88,990,612	110,369,055	85,927,216
Dividends declared per share of common stock	$0.200	$0.200	$0.800	$0.575

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Funds From Operations (“FFO”)(1)
Net income (loss)	$28,530	$5,217	$4,035	$5,976	$(2,745)
Adjustments:
Depreciation and amortization of real estate assets	66,720	66,965	65,655	67,905	73,876
Gains on sales	(21,874)	—	(2,163)	(6,352)	—
FFO attributable to non-controlling interest	(5,243)	(4,902)	(4,510)	(4,162)	(3,696)
Net income attributable to preferred stock and units	(159)	(159)	(159)	(159)	(2,520)
FFO to common stockholders and unitholders	67,974	67,121	62,858	63,208	64,915
Specified items impacting FFO:
Acquisition-related expenses (expense reimbursements)	—	315	61	—	(106)
FFO (excluding specified items) to common stockholders and unitholders	$67,974	$67,436	$62,919	$63,208	$64,809

Weighted average common stock/units outstanding—diluted	146,955	146,793	146,399	145,894	145,946
FFO per common stock/unit—diluted	$0.46	$0.46	$0.43	$0.43	$0.44
FFO (excluding specified items) per common stock/unit—diluted	$0.46	$0.46	$0.43	$0.43	$0.44

	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
Year To Date	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Funds From Operations (“FFO”)(1)
Net income (loss)	$43,758	$15,228	$10,011	$5,976	(16,082)
Adjustments:
Depreciation and amortization of real estate assets	267,245	200,525	133,560	67,905	244,182
Gains on sales	(30,389)	(8,515)	(8,515)	(6,352)	(30,471)
FFO attributable to non-controlling interest	(18,817)	(13,574)	(8,672)	(4,162)	(14,216)
Net income attributable to preferred stock and units	(636)	(477)	(318)	(159)	(12,105)
FFO to common stockholders and unitholders	261,161	193,187	126,066	63,208	171,308
Specified items impacting FFO:
Acquisition-related expenses	376	376	61	—	43,336
FFO (excluding specified items) to common stockholders and unitholders	$261,537	$193,563	$126,127	$63,208	$214,644

Weighted average common stock/units outstanding—diluted	146,739	146,668	146,350	145,894	129,590
FFO per common stock/unit—diluted	$1.78	$1.32	$0.86	$0.43	$1.32
FFO (excluding specified items) per common stock/unit—diluted	$1.78	$1.32	$0.86	$0.43	$1.66
______________________________

(1)	See page 34 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands)

	Three Months Ended
Quarter To Date	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$67,974	$67,121	$62,858	$63,208	$64,915
Adjustments:
Straight-line rent, net	(9,069)	(7,510)	(4,979)	(4,790)	(5,053)
Amortization of above-market and below-market leases, net	(5,776)	(4,347)	(4,298)	(4,697)	(6,158)
Amortization of above-market and below-market ground leases, net	556	534	535	535	958
Amortization of lease incentive costs	311	303	268	269	94
Amortization of deferred financing costs and loan premium, net	1,155	1,128	1,558	1,015	2,546
Unrealized (gain) loss on ineffective portion of derivative instrument	(194)	(879)	384	2,125	—
Recurring capital expenditures, tenant improvements and lease commissions	(28,075)	(22,903)	(24,099)	(20,217)	(5,727)
Non-cash compensation expense	4,213	3,288	3,301	3,342	2,235
AFFO	$31,095	$36,735	$35,528	$40,790	$53,810

Dividends paid to common stock and unitholders	$29,350	$29,350	$29,317	$29,802	$29,138
AFFO payout ratio	94.4%	79.9%	82.5%	73.1%	54.1%

	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
Year To Date	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$261,161	$193,187	$126,066	$63,208	$171,308
Adjustments:
Straight-line rent, net	(26,348)	(17,279)	(9,769)	(4,790)	(27,925)
Amortization of above-market and below-market leases, net	(19,118)	(13,342)	(8,995)	(4,697)	(21,457)
Amortization of above-market and below-market ground leases, net	2,160	1,604	1,070	535	2,050
Amortization of lease incentive costs	1,151	840	537	269	358
Amortization of deferred financing costs and loan premium, net	4,856	3,701	2,573	1,015	5,903
Unrealized loss on ineffective portion of derivative instrument	1,436	1,630	2,509	2,125	—
Recurring capital expenditures, tenant improvements and lease commissions	(95,294)	(67,219)	(44,316)	(20,217)	(33,817)
Non-cash compensation expense	14,144	9,931	6,643	3,342	8,421
AFFO	$144,148	$113,053	$76,318	$40,790	$104,841

Dividends paid to common stock and unitholders	$117,819	$88,469	$59,119	$29,802	$75,875
AFFO payout ratio	81.7%	78.3%	77.5%	73.1%	72.4%
______________________________

(1)	See page 34 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, $ in thousands)

The following table summarizes the balance of our indebtedness as of December 31, 2016 and December 31, 2015.

	December 31, 2016	December 31, 2015
Notes payable	$2,707,839	$2,278,445
Less: unamortized loan premium and deferred financing costs, net(1)	(19,829)	(17,729)
Notes payable, net	$2,688,010	$2,260,716
_____________________________

(1)
Exclude deferred financing costs related to establishing our unsecured revolving credit facility and undrawn term loans of $1.5 million and $4.1 million as of December 31, 2016 and December 31, 2015, respectively, which are included in prepaid expenses and other assets, net in the Consolidated Balance Sheets.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

DEBT SUMMARY—(Continued)
(Unaudited, $ in thousands)

The following table sets forth information as of December 31, 2016 and December 31, 2015 with respect to our outstanding indebtedness:

	December 31, 2016		December 31, 2015
	Principal Amount	Deferred Financing Costs, net	Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Interest Rate(1)		Contractual Maturity Date		Annual Debt Service (2)	Balance at Maturity
UNSECURED LOANS
Unsecured Revolving Credit Facility(3)	$300,000	$—	$230,000	$—		LIBOR + 1.15% to 1.85%		4/1/2019	(4)	$—	$300,000
5-Year Term Loan due April 2020(3)(5)	450,000	(3,513)	550,000	(5,571)		LIBOR + 1.30% to 2.20%		4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	175,000	(745)	—	—		LIBOR + 1.30% to 2.20%		11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	(2,265)	350,000	(2,656)		LIBOR + 1.60% to 2.55%		4/1/2022		11,760	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	(931)	—	—		LIBOR + 1.60% to 2.55%		11/17/2022		3,788	125,000
Series A Notes	110,000	(930)	110,000	(1,011)		4.34%		1/2/2023		4,774	110,000
Series E Notes	50,000	(300)	—	—		3.66%		9/15/2023		1,830	50,000
Series B Notes	259,000	(2,271)	259,000	(2,378)		4.69%		12/16/2025		12,147	259,000
Series D Notes	150,000	(898)	—	—		3.98%		7/6/2026		5,970	150,000
Series C Notes	56,000	(539)	56,000	(509)		4.79%		12/16/2027		2,682	56,000
TOTAL UNSECURED LOANS	2,025,000	(12,392)	1,555,000	(12,125)						42,951	2,025,000
MORTGAGE LOANS
Mortgage Loan secured by Rincon Center(8)	100,409	(198)	102,309	(355)		5.13%		5/1/2018		7,195	97,854
Mortgage Loan secured by Sunset Gower Studios/Sunset Bronson Studios	5,001	(1,534)	115,001	(2,232)		LIBOR + 2.25%		3/4/2019	(4)	—	5,001
Mortgage Loan secured by Met Park North(9)	64,500	(398)	64,500	(509)		LIBOR + 1.55%		8/1/2020		2,393	64,500
Mortgage Loan secured by 10950 Washington(8)	27,929	(354)	28,407	(421)		5.32%		3/11/2022		2,003	24,981
Mortgage Loan secured by Pinnacle I(10)(11)	129,000	(593)	129,000	(694)		3.95%		11/7/2022		5,359	117,190
Mortgage Loan secured by Element LA	168,000	(2,321)	168,000	(2,584)		4.59%		11/6/2025		7,716	168,000
Mortgage Loan secured by Pinnacle II(11)	87,000	(720)	86,228	1,310	(12)	4.30%		6/11/2026		3,741	87,000
Mortgage Loan secured by Hill7(13)	101,000	(1,319)	—	—		3.38%	(14)	11/6/2026	(14)	3,414	101,000
Mortgage Loan secured by 901 Market Street	—	—	30,000	(119)		N/A		N/A		—	N/A
TOTAL MORTGAGE LOANS	682,839	(7,437)	723,445	(5,604)						31,821	665,526
TOTAL	$2,707,839	$(19,829)	$2,278,445	$(17,729)						$74,772	$2,690,526
_____________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of December 31, 2016, which may be different than the interest rates as of December 31, 2015 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of December 31, 2016. Amount doesn't include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)	We have the option to make an irrevocable election to change the interest rate depending on our credit rating. As of December 31, 2016, no such election had been made.

(4)	The maturity date may be extended once for an additional one-year term.

(5)
Effective May 1, 2015, $300.0 million of the term loan has been effectively fixed at 2.66% to 3.56% per annum through the use of an interest rate swap. In July 2016, we amended this interest rate swap to add a 0.00% floor to one-month LIBOR, and then de-designated the original swap and designated the amended swap as a hedge in order to minimize the ineffective portion of the original derivative related to this loan. Therefore, the effective interest rate with respect to $300.0 million of the term loan increased to a range of 2.75% to 3.65% per annum.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

(6)
Effective May 1, 2015, the outstanding balance of the term loan has been effectively fixed at 3.21% to 4.16% per annum through the use of an interest rate swap. In July 2016, we amended this interest rate swap to add a 0.00% floor to one-month LIBOR, and then de-designated the original swap and designated the amended swap as a hedge in order to minimize the ineffective portion of the original derivative related to this loan. Therefore, the effective interest rate increased to a range of 3.36% to 4.31% per annum.

(7)	Effective June 1, 2016, the outstanding balance of the term loan has been effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

(8)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(9)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through use of an interest rate swap.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)	We owns 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties. The full amount of the loan is shown.

(12)	Represents unamortized premium amount of the non-cash mark-to-market adjustment.

(13)	We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown.

(14)	The maturity date can be extended for an additional two years at a higher interest rate and with principal amortization.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center(6)	Lynnwood	182,009	84.4%	84.4%	$3,290,522	$21.41
Met Park North(6)	South Lake Union	190,748	95.7	95.7	5,157,599	28.25
Merrill Place(6)	Pioneer Square	163,768	87.2	92.6	4,095,027	28.66
505 First Avenue(6)	Pioneer Square	288,140	97.4	97.4	6,223,470	22.17
83 King Street(6)	Pioneer Square	184,083	90.0	90.0	4,604,500	27.81
Subtotal		1,008,748	91.7%	92.6%	$23,371,118	$25.25
San Francisco Bay Area, California
1455 Market Street(6)(7)	San Francisco	1,025,833	99.4%	99.7%	$34,738,947	$34.07
275 Brannan Street(6)	San Francisco	54,673	100.0	100.0	3,166,361	57.91
625 Second Street(6)	San Francisco	138,080	99.4	99.4	7,476,121	54.46
875 Howard Street(6)	San Francisco	230,443	99.4	99.4	5,994,025	26.17
901 Market Street	San Francisco	206,218	100.0	100.0	10,034,130	48.66
Rincon Center(6)	San Francisco	580,850	91.6	91.9	24,330,869	45.73
Towers at Shore Center	Redwood Shores	334,483	84.3	84.3	15,725,500	55.80
Skyway Landing	Redwood Shores	247,173	99.8	99.8	10,806,037	43.82
Lockheed	Palo Alto	42,899	100.0	100.0	2,923,996	68.16
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	4,108,486	92.70
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,334,941	64.15
Clocktower Square	Palo Alto	100,344	71.0	71.0	5,199,587	72.99
Foothill Research Center	Palo Alto	195,376	100.0	100.0	12,544,286	64.21
Campus Center	Milpitas	471,580	100.0	100.0	15,279,192	32.40
1740 Technology	North San Jose	206,876	99.3	99.3	7,049,130	34.30
Concourse	North San Jose	944,386	96.0	96.8	28,110,231	31.00
Skyport Plaza	North San Jose	418,086	96.5	96.5	13,148,205	32.59
Subtotal		5,450,770	96.4%	96.7%	$213,970,044	$40.71
Los Angeles, California
Pinnacle I(6)(8)	Burbank	393,777	93.8%	97.0%	$15,203,019	$41.16
Pinnacle II(6)(8)	Burbank	230,000	100.0	100.0	9,099,401	39.56
6922 Hollywood(6)	Hollywood	205,523	86.1	87.7	8,227,961	46.52
Technicolor Building(6)	Hollywood	114,958	100.0	100.0	5,043,851	43.88
3401 Exposition(6)	West Los Angeles	63,376	100.0	100.0	2,702,871	42.65
10900 Washington(6)	West Los Angeles	9,919	100.0	100.0	403,505	40.68
10950 Washington(6)	West Los Angeles	159,025	100.0	100.0	6,414,707	40.34
604 Arizona(6)	West Los Angeles	44,260	100.0	100.0	1,944,237	43.93
9300 Wilshire(6)	West Los Angeles	61,224	85.1	90.8	2,403,385	46.13
Element LA	West Los Angeles	284,037	100.0	100.0	15,409,645	54.25
Del Amo Office(6)	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		1,679,099	96.3%	97.5%	$70,179,790	$43.40
Total Same-Store		8,138,617	95.8%	96.3%	$307,520,952	$39.43

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

NON-SAME-STORE
San Francisco Bay Area, California
Embarcadero Place	Palo Alto	197,402	94.2	94.2	8,143,825	43.79
Page Mill Center	Palo Alto	176,245	99.9	99.9	11,738,492	66.64
Page Mill Hill	Palo Alto	182,676	97.4	97.4	11,382,043	63.99
Subtotal		556,323	97.1%	97.1%	31,264,360	$57.90
Total Non-Same-Store		556,323	97.1%	97.1%	31,264,360	$57.90
Total Stabilized		8,694,940	95.9%	96.4%	338,785,312	$40.63
LEASE-UP
Greater Seattle, Washington
Hill7(9)	South Lake Union	285,680	40.9%	80.4%	4,312,961	$36.93
Subtotal		285,680	40.9%	80.4%	$4,312,961	$36.93
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	510,789	74.9%	77.7%	$17,423,165	$45.57
Metro Center	Foster City	730,215	64.6	74.9	21,993,418	46.64
333 Twin Dolphin Plaza	Redwood Shores	182,789	80.3	80.3	7,741,898	52.73
555 Twin Dolphin Plaza	Redwood Shores	198,936	91.8	91.8	9,041,965	49.50
Shorebreeze	Redwood Shores	230,932	65.0	65.0	8,031,283	53.47
Palo Alto Square	Palo Alto	328,251	87.0	95.0	21,521,012	75.32
Techmart Commerce Center	Santa Clara	284,440	73.7	74.4	8,551,906	40.81
Gateway	North San Jose	609,093	78.1	82.5	14,606,280	30.72
Metro Plaza	North San Jose	456,921	79.9	83.9	11,738,413	32.16
Subtotal		3,532,366	75.6%	80.2%	$120,649,340	$45.20
Los Angeles, California
11601 Wilshire	West Los Angeles	500,475	82.9%	85.9%	$16,109,529	$38.85
Subtotal		500,475	82.9%	85.9%	$16,109,529	$38.85
Total Lease-up		4,318,521	74.1%	80.9%	$141,071,830	$44.07
Total In-Service		13,013,461	88.7%	91.2%	$479,857,142	$41.58
_____________________________

(1)
Our in-service portfolio excludes the development, redevelopment, properties held-for-sale and land properties described on pages 18 and 19. As of December 31, 2016, we had three office development properties under construction, five office redevelopment properties under construction, one property held-for-sale and seven land properties (see pages 18 and 19). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2016. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of October 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016.

(6)
These properties are included in Same-Store for the twelve months ended December 31, 2016 and are defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016.

(7)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market Street property.

(8)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties.

(9)	We own 55% of the ownership interests in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	153,692	84.4%	153,692	84.4%	$3,290,522	$21.41
South Lake Union	1	190,748	182,590	95.7	182,590	95.7	5,157,599	28.25
Pioneer Square	3	635,991	589,143	92.6	597,985	94.0	14,922,997	25.33
Subtotal	5	1,008,748	925,425	91.7%	934,267	92.6%	$23,371,118	$25.25
San Francisco Bay Area, California
San Francisco	6	2,236,097	2,179,073	97.4%	2,184,270	97.7%	$85,740,454	$39.35
Redwood Shores	2	581,656	528,449	90.9	528,449	90.9	26,531,536	50.21
Palo Alto	8	1,148,412	1,101,643	95.9	1,101,643	95.9	69,375,656	62.97
Milpitas	1	471,580	471,580	100.0	471,580	100.0	15,279,192	32.40
North San Jose	3	1,569,348	1,515,695	96.6	1,523,171	97.1	48,307,566	31.87
Subtotal	20	6,007,093	5,796,440	96.5%	5,809,113	96.7%	$245,234,404	$42.31
Los Angeles, California
Burbank	2	623,777	599,357	96.1%	612,160	98.1%	$24,302,420	$40.55
Hollywood	2	320,481	291,840	91.1	295,113	92.1	13,271,812	45.48
West Los Angeles	6	621,841	612,721	98.5	616,193	99.1	29,278,350	47.78
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	11	1,679,099	1,616,918	96.3%	1,636,466	97.5%	$70,179,790	$43.40
Total Stabilized	36	8,694,940	8,338,783	95.9%	8,379,846	96.4%	$338,785,312	$40.63

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	285,680	116,790	40.9%	229,780	80.4%	$4,312,961	$36.93
Subtotal	1	285,680	116,790	40.9%	229,780	80.4%	$4,312,961	$36.93
San Francisco Bay Area, California
San Mateo	1	510,789	382,326	74.9%	396,995	77.7%	$17,423,165	$45.57
Foster City	1	730,215	471,533	64.6	546,808	74.9	21,993,418	46.64
Redwood Shores	3	612,657	479,701	78.3	479,701	78.3	24,815,146	51.73
Palo Alto	1	328,251	285,741	87.0	311,821	95.0	21,521,012	75.32
Santa Clara	1	284,440	209,574	73.7	211,724	74.4	8,551,906	40.81
North San Jose	2	1,066,014	840,512	78.8	885,776	83.1	26,344,693	31.34
Subtotal	9	3,532,366	2,669,387	75.6%	2,832,825	80.2%	$120,649,340	$45.20
Los Angeles, California
West Los Angeles	1	500,475	414,666	82.9%	429,993	85.9%	$16,109,529	$38.85
Subtotal	1	500,475	414,666	82.9%	429,993	85.9%	$16,109,529	$38.85

Total Lease-up	11	4,318,521	3,200,843	74.1%	3,492,598	80.9%	$141,071,830	$44.07
TOTAL IN-SERVICE	47	13,013,461	11,539,626	88.7%	11,872,444	91.2%	$479,857,142	$41.58
Refer to footnotes on page 16.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE SUMMARY(1)

							Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)
Location	Submarket
REDEVELOPMENT
Greater Seattle, Washington
Merrill Place Theater Building	Pioneer Square	29,385	—	—%	—	—%	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
875 Howard Street (1st Floor)	San Francisco	55,827	—	—%	—	—%	$—	$—
Subtotal		55,827	—	—%	—	—%	$—	$—
Los Angeles, California
405 Mateo	Downtown Los Angeles	83,285	—	—%	—	—%	$—	$—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
3402 Pico (Existing)(5)	West Los Angeles	50,687	—	—	—	—	—	—
Subtotal		254,909	—	—%	—	—%	$—	$—
Total Redevelopment		340,121	—	—%	—	—%	$—	$—
DEVELOPMENT
Greater Seattle, WA
450 Alaskan Way	Pioneer Square	166,800	—	—%	91,357	54.8%	$—	$—
Subtotal		166,800	—	—%	91,357	54.8%	$—	$—
Los Angeles, California
Icon	Hollywood	323,273	—	—%	323,273	100.0%	$—	$—
CUE	Hollywood	91,953	—	—	91,953	100.0	—	—
Subtotal		415,226	—	—%	415,226	100.0%	$—	$—
Total Development		582,026	—	—%	506,583	87.0%	$—	$—
HELD-FOR-SALE
San Francisco Bay Area, California
222 Kearny Street(6)	San Francisco	148,797	125,716	84.5%	131,945	88.7%	$6,930,440	$55.13
Total Held-for-Sale		148,797	125,716	84.5%	131,945	88.7%	$6,930,440	$55.13
TOTAL		1,070,944	125,716	11.7%	638,528	59.6%	$6,930,440	$55.13
______________________________

(1)	Excludes in-service properties and land assets (see pages 15, 16 and 19).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2016. Annualized base rent does not reflect tenant reimbursements.

(5)	On January 20, 2017, we entered into an agreement to sell our 3402 Pico (Existing) property.

(6)	On February 14, 2017, we sold our 222 Kearny Street property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Estimated Developable Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Skyport Plaza	North San Jose	350,000	13.8%
Campus Center	Milpitas	946,350	37.2
Subtotal		1,296,350	51.0%

Los Angeles
Epic (Sunset Bronson—Lot A)	Hollywood	300,000	11.8%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.8
Sunset Gower—Redevelopment	Hollywood	423,396	16.7
Element LA	West Los Angeles	500,000	19.7
3402 Pico (Residential)(3)	West Los Angeles	TBD	—
Subtotal		1,243,212	49.0%

TOTAL		2,539,562	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Management estimates that 3402 Pico (Residential) could be improved with up to 26 residential units. On January 20, 2017, we entered into an agreement to sell our 3402 Pico (Residential) property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet	Percent of Total	Percent Leased(1)	Annual Base Rent(2)	Annual Base Rent Per Leased Square Foot(3)
Sunset Gower Studios	571,626	65.0%	89.0%	$16,474,771	$32.39
Sunset Bronson Studios	308,026	35.0	89.4	9,519,585	34.57
TOTAL	879,652	100.0%	89.1%	$25,994,356	$33.16
______________________________

(1)	Percent leased for Media and Entertainment properties is the average percent leased for the 12 months ended December 31, 2016.

(2)	Annual base rent for Media and Entertainment properties reflects actual base rent for the 12 months ended December 31, 2016, excluding tenant reimbursements.

(3)	Annual base rent per leased square foot for the Media and Entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2016.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

CURRENT VALUE CREATION REDEVELOPMENT AND DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
Property	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased		Project Costs as of 12/31/16		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
450 Alaskan Way	Seattle	Q1-2016	Q4-2017	Q2-2018	166,800	54.8%		$34,600	(5)	$92,867	(5)	6.7%
Los Angeles, California
Icon(6)	Hollywood	Q4-2014	Q4-2016	Q2-2017	323,273	100.0%		$109,797		$146,734		9.7%
CUE(6)	Hollywood	Q1-2016	Q3-2017	Q2-2019	91,953	100.0%		$25,755		$52,695		8.3%
Total					415,226	100.0%	(7)	$135,552		$199,429		9.3%
3402 Pico (Existing)(8)	Santa Monica	Q3-2015	Q1-2017	N/A	50,687	N/A		N/A		N/A		N/A
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q2-2018	120,937	—%		$69,200	(9)	$95,988	(9)	6.3%
Total Under Construction					753,650			$239,352		$388,284
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
Merrill Place Theater Building	Seattle	TBD	TBD	TBD	29,385	N/A		N/A		TBD		TBD
San Francisco Bay Area, California
Skyport Plaza	North San Jose	TBD	TBD	TBD	350,000	N/A		$10,917	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350	N/A		$7,379	(11)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816	N/A		N/A		TBD		TBD
Epic (Sunset Bronson—Lot A)	Hollywood	TBD	TBD	TBD	300,000	N/A		$6,722	(12)	TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A		N/A		TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A		N/A		TBD		TBD
3402 Pico (Residential)(8)	Santa Monica	TBD	TBD	TBD	N/A	N/A		N/A		TBD		TBD
405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A		$42,117	(13)	TBD		TBD
Total Future Development Pipeline					2,652,232
_____________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of December 31, 2016 and Total Estimated Project Costs for 450 Alaskan Way include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
The costs of the 1,635-stall parking structure and certain other development costs attributable to both buildings have been allocated based on management's estimate of each building’s share of such costs.Total Estimated Project Costs exclude land.

(7)	Netflix, Inc. commenced 273,749 square feet January 2017 and is anticipated to commence 49,524 square feet May 2017, 52,626 square feet August 2018 and 39,327 square feet April 2019.

(8)	On January 20, 2017, we entered into an agreement to sell 3402 Pico (Existing) and 3402 Pico (Residential).

(9)	Project Costs as of December 31, 2016 and Total Estimated Project Costs for 4th & Traction include approximately $49.402 million of initial acquisition cost for existing 120,937-square-foot building.

(10)	Project Costs as of December 31, 2016 for Skyport Plaza include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of December 31, 2016 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of December 31, 2016 for Epic (Sunset Bronson—Lot A) exclude land.

(13)	Project Costs as of December 31, 2016 for 405 Mateo include approximately $40.0 million of initial acquisition costs for the existing 83,285-square-foot building.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% change	2016	2015	% change
Same-Store office statistics(2)
Number of properties	33	33		20	20
Rentable square feet	8,138,617	8,138,617		4,433,689	4,433,689
Ending % leased	96.3%	95.5%	0.8%	96.2%	94.0%	2.2%
Ending % occupied	95.8%	94.5%	1.3%	95.4%	92.4%	3.0%
Average % occupied for the period	95.3%	94.3%	1.0%	93.0%	92.8%	0.2%

Same-Store Media statistics(3)
Number of properties	2	2		2	2
Rentable square feet	879,652	879,652		879,652	879,652
Average % occupied for the period	89.1%	78.5%	10.6%	89.1%	78.5%	10.6%

SAME-STORE ANALYSIS — GAAP BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% change	2016	2015	% change
Same-Store net operating income — GAAP basis
Total office revenues	$98,660	$94,541	4.4%	$200,817	$187,975	6.8%
Total Media & Entertainment revenues	12,751	10,756	18.5	46,403	39,132	18.6
Total revenues	$111,411	$105,297	5.8%	$247,220	$227,107	8.9%

Total office expense	$28,849	$31,477	(8.3)%	$65,421	$66,233	(1.2)%
Total Media & Entertainment expense	7,064	6,372	10.9	25,810	23,726	8.8
Total property expense	$35,913	$37,849	(5.1)%	$91,231	$89,959	1.4%

Same-Store office net operating income — GAAP basis	$69,811	$63,064	10.7%	$135,396	$121,742	11.2%
NOI Margin	70.8%	66.7%	4.1%	67.4%	64.8%	2.6%
Same-Store Media & Entertainment net operating income — GAAP basis	$5,687	$4,384	29.7%	$20,593	$15,406	33.7%
NOI Margin	44.6%	40.8%	3.8%	44.4%	39.4%	5.0%
Same-Store total property net operating income — GAAP basis	$75,498	$67,448	11.9%	$155,989	$137,148	13.7%
NOI Margin	67.8%	64.1%	3.7%	63.1%	60.4%	2.7%

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1) — CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS — CASH BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% change	2016	2015	% change
Same-Store net operating income — Cash basis
Total office revenues	$90,280	$90,486	(0.2)%	$189,474	$178,971	5.9%
Total Media & Entertainment revenues	12,454	10,308	20.8	45,581	37,407	21.9
Total revenues	$102,734	$100,794	1.9%	$235,055	$216,378	8.6%

Total office expense	$28,374	$30,999	(8.5)%	$65,184	$65,997	(1.2)%
Total Media & Entertainment expense	7,064	6,372	10.9	25,810	23,726	8.8
Total property expense	$35,438	$37,371	(5.2)%	$90,994	$89,723	1.4%

Same-Store office net operating income — Cash basis	$61,906	$59,487	4.1%	$124,290	$112,974	10.0%
NOI Margin	68.6%	65.7%	2.9%	65.6%	63.1%	2.5%
Same-Store Media & Entertainment net operating income — Cash basis	$5,390	$3,936	36.9%	$19,771	$13,681	44.5%
NOI Margin	43.3%	38.2%	5.1%	43.4%	36.6%	6.8%
Same-Store total property net operating income — Cash basis	$67,296	$63,423	6.1%	$144,061	$126,655	13.7%
NOI Margin	65.5%	62.9%	2.6%	61.3%	58.5%	2.8%
___________________________
(1)Same-Store for the three months ended December 31, 2016 is defined as all of the properties owned and included in our stabilized portfolio as of October 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016. Same-Store for the twelve months ended December 31, 2016 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016.
(2)See page 15 for Same-Store office properties.
(3)See page 20 for Same-Store Media & Entertainment properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

RECONCILIATION GAAP NET INCOME (LOSS) TO NET OPERATING INCOME
(Unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation to Net Operating Income
Net Income (loss)	$28,530	$(2,745)	$43,758	$(16,082)
Adjustments:
Interest expense	21,269	16,600	76,044	50,667
Interest income	(44)	(6)	(260)	(124)
Unrealized (gain) loss on ineffective portion of derivative instruments	(194)	—	1,436	—
Acquisition-related (expense reimbursements) expenses	—	(106)	376	43,336
Other (income) expense	(842)	60	(1,558)	62
Gains on sales	(21,874)	—	(30,389)	(30,471)
Income from operations	$26,845	$13,803	$89,407	$47,388
Adjustments:
General and administrative	13,926	9,583	52,400	38,534
Depreciation and amortization	67,197	74,126	269,087	245,071
Net Operating Income	$107,968	$97,512	$410,894	$330,993

Net Operating Income Breakdown
Same-Store office revenues — Cash basis	$90,280	$90,486	$189,474	$178,971
GAAP adjustments to office revenues — Cash basis	8,380	4,055	11,343	9,004
Same-Store office revenues — GAAP basis	$98,660	$94,541	$200,817	$187,975

Same-Store Media & Entertainment revenues — Cash basis	$12,454	$10,308	$45,581	$37,407
GAAP adjustments to media revenues — Cash basis	297	448	822	1,725
Same-Store Media & Entertainment revenues — GAAP basis	$12,751	$10,756	$46,403	$39,132

Same-Store property revenues — GAAP basis	$111,411	$105,297	$247,220	$227,107

Same-Store office expenses — Cash basis	$28,374	$30,999	$65,184	$65,997
GAAP adjustments to office expenses — Cash basis	475	478	237	236
Same-Store office expenses — GAAP basis	$28,849	$31,477	$65,421	$66,233

Same-Store Media & Entertainment expenses — Cash basis	$7,064	$6,372	$25,810	$23,726
Same-Store Media & Entertainment expenses — GAAP basis	$7,064	$6,372	$25,810	$23,726

Same-Store property expenses — GAAP basis	$35,913	$37,849	$91,231	$89,959

Same-Store net operating income — GAAP basis	$75,498	$67,448	$155,989	$137,148
Non-Same-Store GAAP net operating income	32,470	30,064	254,905	193,845
Net Operating Income	$107,968	$97,512	$410,894	$330,993

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL
Three Months Ended December 31, 2016
(Unaudited, $ in thousands)

	Same-Store Office Properties(1)	Non-Same-Store Office Properties(2)	Redevelopment/Development(3)	Lease-Up Properties(4)	Held-for-Sale(3)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$73,320	$5,465	$—	$33,410	$1,583	$6,553	$120,331
GAAP Revenue	8,380	494	—	5,426	142	297	14,739
Total Rents	$81,700	$5,959	$—	$38,836	$1,725	$6,850	$135,070

Tenant Reimbursements	$12,963	$1,577	$—	$5,203	$75	$1,229	$21,047
Parking and Other	3,997	1	11	1,065	120	4,672	9,866
Total Revenue	$98,660	$7,537	$11	$45,104	$1,920	$12,751	$165,983

Property operating expenses	28,849	2,064	3	20,248	1,000	7,064	59,228
Property GAAP Net Operating Income	$69,811	$5,473	$8	$24,856	$920	$5,687	$106,755

Square Feet	8,138,617	556,323	922,147	4,318,521	148,797	879,652	14,964,057
Ending % Leased	96.3%	97.1%	54.9%	80.9%	88.7%	89.1%	88.8%
Ending % Occupied	95.8%	97.1%	—%	74.1%	84.5%	89.1%	83.2%
NOI Margin	70.3%	72.6%	72.7%	55.1%	47.9%	44.6%	64.0%
Property GAAP Net Operating Income	$69,811	$5,473	$8	$24,856	$920	$5,687	$106,755
Less : GAAP Revenue	(8,380)	(494)	—	(5,426)	(142)	(297)	(14,739)
Add : GAAP Expense	475	59	—	17	3	—	554
Property Cash Net Operating Income	$61,906	$5,038	$8	$19,447	$781	$5,390	$92,570

Net Operating Income Reconciliation	Q4 - 2016
Net Income	$28,530
Adjustments:
Interest expense	21,269
Interest income	$(44)
Unrealized gain on ineffective portion of derivative instruments	(194)
Other income	(842)
Gains on sales	(21,874)	(1) See page 15 for Same-Store office properties.
Income from operations	26,845	(2) See page 16 for Non-Same-Store properties.
Adjustments:		(3) See page 18 for redevelopment, development and held-for-sale properties.
General and administrative	13,926	(4) See page 16 for lease-up properties.
Depreciation and amortization	67,197	(5) See page 20 for Same-Store Media & Entertainment properties.
Net Operating Income	$107,968

Property GAAP Net Operating Income	106,755
Disposed Asset	1,013
Other Income/Inter-Company Eliminations	200
Net Operating Income	$107,968

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Total Gross Leasing Activity
Rentable Square Feet	560,112	2,910,261
Gross New Leasing Activity
Rentable square feet	285,531	1,321,824
New cash rate	$49.20	$50.76
Gross Renewal Leasing Activity
Rentable square feet	274,581	1,588,437
Renewal cash rate	$45.36	$42.95
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	97,509	647,059
Early termination (square feet)	7,895	156,485
Total	105,404	803,544
Net Absorption
Leased rentable square feet	180,127	518,280
Cash Rent Growth(1)
Expiring Rate	$42.09	$32.61
New/Renewal Rate	$46.08	$44.72
Change	9.5%	37.1%
Straight-Line Rent Growth(2)
Expiring Rate	$40.27	$31.04
New/Renewal Rate	$46.53	$44.94
Change	15.5%	44.8%
Weighted Average Lease Terms
New (in months)	85.9	90.0
Renewal (in months)	30.1	53.5

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended December 31, 2016		Year Ended December 31, 2016
	Total	Annual	Total	Annual
New leases	$76.49	$10.68	$68.58	$9.15
Renewal leases	$4.20	$1.68	$16.78	$3.76
Blended	$41.05	$8.41	$40.31	$6.90
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
333 Twin Dolphin Plaza	Redwood Shores	12,809	10/24/2016	4/1/2017	$58.80	11/30/2022
Metro Center Tower	Foster City	12,472	11/1/2016	3/1/2017	67.80	10/31/2026

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to December 31, 2016, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three month period ending December 31, 2016.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2016, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED — NEXT EIGHT QUARTERS(1)

	Q1 2017			Q2 2017			Q3 2017		Q4 2017			Q1 2018		Q2 2018		Q3 2018			Q4 2018
Location	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)
Greater Seattle, Washington
South Lake Union	84,703	$35.00		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Pioneer Square	8,842	35.14		—	—		—	—	91,357	38.00	(3)	—	—	—	—	—	—		—	—
Subtotal	93,545	$35.01		—	$—		—	$—	91,357	$38.00		—	$—	—	$—	—	$—		—	$—
San Francisco Bay Area, California
San Francisco	11,426	$58.85		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
San Mateo	14,669	54.00		—	—		—	—	—	—		—	—	—	—	—	—		—	—
Foster City	75,275	43.80	(4)	—	—		—	—	—	—		—	—	—	—	—	—		—	—
Palo Alto	26,080	85.20		—	—		—	—	—	—		—	—	—	—	—	—		—	—
Santa Clara	2,150	47.40		—	—		—	—	—	—		—	—	—	—	—	—		—	—
North San Jose	22,123	38.03		30,617	39.05		—	—	—	—		—	—	—	—	—	—		—	—
Subtotal	151,723	$52.25		30,617	$39.05		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Los Angeles, California
Burbank	12,803	$42.00		—	$—		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Hollywood	277,022	53.80	(5)	49,524	58.20	(5)	—	—	—	—		—	—	—	—	52,626	57.60	(5)	—	—
West Los Angeles	15,568	51.04		3,231	55.80		—	—	—	—		—	—	—	—	—	—		—	—
Subtotal	305,393	$53.16		52,755	$58.05		—	$—	—	$—		—	$—	—	$—	52,626	$57.60		—	$—

Total Uncommenced	550,661	$49.83		83,372	$51.07		—	$—	91,357	$38.00		—	$—	—	$—	52,626	$57.60		—	$—

QUARTERLY BACKFILLS — NEXT EIGHT QUARTERS(6)
	Q1 2017			Q2 2017			Q3 2017		Q4 2017			Q1 2018		Q2 2018		Q3 2018			Q4 2018
Location	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)
San Francisco Bay Area, California
San Francisco	—	$—		39,494	$69.48		—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Foster City	4,762	49.81		—	—		—	—	—	—		—	—	—	—	—	—		—	—
North San Jose	—	—		20,262	39.74		—	—	—	—		—	—	19,027	39.36	—	—		8,652	39.36

Total Backfills	4,762	$49.81		59,756	$59.40		—	$—	—	$—		—	$—	19,027	$39.36	—	$—		8,652	$39.36

Total Uncommenced & Backfills	555,423	$49.83		143,128	$54.55		—	$—	91,357	$38.00		—	$—	19,027	$39.36	52,626	$57.60		8,652	$39.36
______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to December 31, 2016 but with commencement dates after December 31, 2016 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence on December 1, 2017.

(4)	Qualys, Inc. is anticipated to commence on February 1, 2017 with cash rent beginning on May 1, 2018.

(5)	Netflix, Inc. commenced 273,749 square feet January 2017 and is anticipated to commence 49,524 square feet May 2017, 52,626 square feet August 2018 and 39,327 square feet April 2019.

(6)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to December 31, 2016 but with commencement dates after December 31, 2016 and within the next eight quarters. This table omits submarkets without any backfill leases over the next eight quarters.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q1 2017(2)		Q2 2017		Q3 2017			Q4 2017			Q1 2018		Q2 2018		Q3 2018		Q4 2018
Location	Expiring SF (3)	Rent/sf (4)	Expiring SF (3)	Rent/sf (4)	Expiring SF (3)	Rent/sf (4)		Expiring SF (3)	Rent/sf (4)		Expiring SF (3)	Rent/sf (4)	Expiring SF (3)	Rent/sf (4)	Expiring SF (3)	Rent/sf (4)	Expiring SF (3)		Rent/sf (4)
Greater Seattle, Washington
South Lake Union	—	$—	—	$—	—	$—		—	$—		—	$—	—	$—	—	$—	—		$—
Lynnwood	—	—	—	—	—	—		6,049	20.50		2,343	20.76	1,756	20.50	—	—	21,155		28.27
Pioneer Square	2,094	22.92	—	—	—	—		3,260	33.00		—	—	2,624	30.80	—	—	10,050		34.50
Subtotal	2,094	$22.92	—	$—	—	$—		9,309	$24.88		2,343	$20.76	4,380	$26.67	—	$—	31,205		$30.28
San Francisco Bay Area, California
Foster City	20,134	$42.08	7,868	$53.94	5,577	$56.96		20,756	$46.87		11,507	$44.67	12,806	$55.89	2,366	$39.85	63,998		$40.20
Palo Alto	89,546	76.73	25,298	64.40	22,816	66.19		121,754	72.55	(7)	37,393	78.98	12,637	95.6	26,411	32.19	21,278		48.89
Redwood Shores	45,833	43.59	25,901	49.78	57,436	41.73		60,057	56.40		98,806	43.96	58,068	53.44	35,508	60.04	38,393		56.38
San Francisco	87,221	39.77	26,144	34.92	135,559	46.76	(5)	183,037	11.42	(8)	20,842	47.43	6,794	39.25	35,439	53.58	168,706	(10)	27.80
North San Jose	75,885	27.74	86,072	30.53	102,510	30.35	(6)	124,931	29.68	(9)	72,115	30.38	60,351	33.46	82,223	33.1	99,244		33.74
San Mateo	4,250	48.44	28,656	44.30	7,576	43.92		15,661	36.70		37,642	42.12	14,846	54.33	9,164	43.51	3,806		55.00
Santa Clara	5,191	47.92	1,093	36.92	31,047	32.84		13,018	41.52		6,652	45.48	19,691	40.31	1,098	51.14	12,384		48.25
Subtotal	328,060	$47.99	201,032	$40.76	362,521	$41.45		539,214	$37.29		284,957	$45.19	185,193	$48.13	192,209	$42.41	407,809		$35.86
Los Angeles, California
Burbank	—	$—	—	$—	—	$—		17,262	$41.87		3,413	$45.89	—	$—	—	$—	—		$—
Hollywood	—	—	2,664	65.95	—	—		—	—		10,000	50.50	—	—	87,272	43.44	—		—
West Los Angeles	5,345	41.74	8,841	44.70	12,720	49.21		15,068	45.38		14,595	41.66	5,878	50.54	—	—	12,302		45.51
Subtotal	5,345	$41.74	11,505	$49.62	12,720	$49.21		32,330	$43.50		28,008	$45.33	5,878	$50.54	87,272	$43.44	12,302		$45.51

Total	335,499	$47.74	212,537	$41.24	375,241	$41.71		580,853	$37.44		315,308	$45.03	195,451	$47.72	279,481	$42.73	451,316		$35.73
Expirations as % of In-Service Portfolio	2.6%		1.6%		2.9%			4.5%			2.4%		1.5%		2.1%		3.5%
_____________________

(1)	The following schedule does not reflect 77,452 square feet that expired on December 31, 2016.

(2)	Q1 2017 expiring square footage does not include 32,654 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements

(5)	The total expiring square footage consists of: (i) AIG, Inc. at Rincon Center for 132,600 square feet and (ii) Sorabol at Rincon Center for 2,959 square feet.

(6)
The top three expiring tenants based on annual base rent by property and square footage: (i) NTT America, Inc. at Concourse for 28,930 square feet; (ii) Mega Chips Technology at Gateway Center for 23,146 square feet; and (iii) Massachusetts Mutual Life Insurance Co. at Metro Plaza for 11,147 square feet.

(7)
The top three expiring tenants based on annual base rent by property and square footage: (i) Robert Bosch, LLC at Foothill Research for 72,417 square feet; (ii) K&L Gates LLP at Clocktower Square for 28,305 square feet; and (iii) Zoox at 2180 Sandhill for 18,773 square feet.

(8)
The total expiring square footage consists of: (i) Bank of America at 1455 Market for 180,529 square feet; (ii) Rickey L. Liu at Rincon Center for 1,271 square feet; and (iii) Pepe’s Taqueria at Rincon Center for 1,237 square feet.

(9)
The top three expiring tenants based on annual base rent by property and square footage: (i) Haynes and Boone, LLP at Gateway Center for 23,233 square feet; (ii) Murata Electronics North America at Metro Plaza for 18,782 square feet; and (iii) Hensel Phelps Construction at Concourse for 13,688 square feet.

(10)
The top three expiring tenants based on annual base rent by property and square footage: (i) Burlington Coat Factory at 875 Howard Street for 94,505 square feet; (ii) Anaplan, Inc. at 625 Second Street for 38,775 square feet; and (iii) Hotel Tonight at 901 Market Street for 17,521 square feet.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,573,433	11.2%
2016	8	77,452	0.6	$2,944,623	0.6%	$38.02	$38.02
2017	182	1,504,130	10.7	61,667,751	11.8	41.00	41.34
2018	163	1,241,556	8.8	49,658,316	9.5	40.00	41.56
2019	141	2,255,198	16.0	88,826,633	16.9	39.39	43.67
2020	102	1,096,289	7.8	51,155,104	9.8	46.66	51.57
2021	83	1,707,194	12.1	70,444,725	13.4	41.26	46.29
2022	37	864,404	6.2	36,669,233	7.0	42.42	51.40
2023	27	798,745	5.7	30,597,416	5.8	38.31	45.75
2024	22	373,629	2.7	16,464,163	3.1	44.07	54.69
2025	12	656,042	4.7	31,667,839	6.0	48.27	60.23
Thereafter	25	904,868	6.4	46,003,682	8.8	50.84	69.58
Building management use	25	153,181	1.1	—	—	—	—
Signed leases not commenced(4)	28	845,630	6.0	38,184,513	7.3	45.16	58.31
Total/Weighted Average(5)	855	14,051,751	100.0%	$524,283,998	100.0%	$42.02	$48.40
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2016.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2016.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2016, divided by (ii) square footage under uncommenced leases as of December 31, 2016.

(5)	Total expiring square footage does not include 32,654 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	2	2	Various	305,729	2.2%	$19,564,885	4.0%
Uber Technologies, Inc.(3)	2	2	Various	330,057	2.3	15,680,394	3.2
Riot Games, Inc.(4)	2	2	Various	286,629	2.0	15,563,610	3.2
Cisco Systems, Inc.(5)	2	2	Various	474,576	3.4	15,377,341	3.2
Qualcomm	2	1	7/31/2022	376,817	2.7	12,887,141	2.6
Salesforce.com(6)	2	1	Various	261,250	1.9	12,771,888	2.6
Square, Inc.	1	1	9/27/2023	338,910	2.4	11,425,384	2.3
Stanford(7)	4	3	Various	151,249	1.1	10,306,167	2.1
Warner Bros. Entertainment	1	1	12/31/2021	230,000	1.6	9,099,401	1.9
Warner Music Group	1	1	12/31/2019	195,166	1.4	8,169,569	1.7
NetSuite, Inc.(8)	1	1	Various	166,667	1.2	7,798,348	1.6
EMC Corporation(9)	3	2	Various	294,756	2.1	7,787,478	1.6
NFL Enterprises(10)	2	2	6/30/2021	167,606	1.2	6,818,212	1.4
GSA(11)	5	5	Various	202,097	1.4	6,473,190	1.3
AIG, Inc.	1	1	7/31/2017	132,600	0.9	6,232,200	1.3
TOTAL	31	27		3,914,109	27.8%	$165,955,208	34.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)
Uber Technologies, Inc. expirations by property and square footage: (i) 20,246 square feet at Skyway Landing expiring March 31, 2017 and (ii) 309,811 square feet at 1455 Market expiring on February 28, 2025.

(4)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze Center expiring on November 30, 2017 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.

(5)
Cisco Systems, Inc. expirations by property and square footage: (i) 2,996 square feet at Concourse expiring March 31, 2018 and (ii) 471,580 square feet at Campus Center expiring on December 31, 2019. This tenant may elect to exercise their early termination right at Campus Center with respect to 471,850 square feet effective December 31, 2017.

(6)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the second quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(7)
Stanford Expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(8)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019 and (ii) 129,070 square feet expiring May 31, 2022.

(9)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(10)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise their early termination right with respect to 167,606 square feet effective June 30, 2020.

(11)	GSA expirations by property and square footage: (i) 71,729 square feet at 1455 Market Street expiring on February 19, 2019; (ii) 28,993 square feet at Northview expiring on April 4, 2020;
(iii) 33,582 square feet at Rincon Center expiring May 31, 2020; (iv) 49,405 square feet at 901 Market Street expiring on July 31, 2021; and (v) 18,388 square feet at Concourse expiring on May 7, 2024.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

	Total Square Feet (1)	Annualized Rent as Percentage of Total
Industry
Technology	4,890,918	41.6
Media & Entertainment	1,570,961	14.2
Financial Services	946,725	7.3
Business Services	924,061	7.5
Legal	819,524	9.8
Other	501,019	4.8
Retail	745,197	3.9
Insurance	362,783	3.0
Government	301,228	2.0
Healthcare	222,661	2.4
Educational	168,489	1.8
Advertising	123,602	0.8
Real Estate	88,174	0.9
Total	11,665,342	100.0%
_____________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2016 Supplemental Operating and Financial Information

DEFINITIONS

Funds From Operations (FFO): Funds From Operations before non-controlling interest (FFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (NOI) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate net operating income as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, acquisition-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.